Exhibit 99.1

FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.

REPORTS 2025 FINANCIAL RESULTS

COLUMBUS, Ohio - February 26, 2026 -- Diamond Hill Investment Group, Inc. (Nasdaq: DHIL) today reported financial results for the fourth quarter and year ended December 31, 2025.

The following are selected highlights for the year ended December 31, 2025:

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Assets under management (“AUM”) and assets under advisement (“AUA”) combined were $31.0 billion, compared to $31.9 billion as of December 31, 2024.
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Average AUM and AUA combined were 31.8 billion, compared to $31.6 billion during 2024.
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Net client outflows were $2.7 billion, compared to $0.3 billion of net outflows during 2024.
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Revenue was $147.1 million, compared to $151.1 million in 2024.
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Net operating profit margin was 25% in 2025, compared to 29% in 2024, respectively.
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Adjusted net operating profit margin1 was 29% in 2025 compared to 32% in 2024.
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Transaction-related expenses of $2.9 million associated with the Company's pending merger with First Eagle Investment Management, LLC ("First Eagle") reduced net operating profit margin and adjusted net operating profit margin by approximately 2 percentage points year-over-year.
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Net investment income was $30.5 million in 2025, compared to net investment income of $15.1 million in 2024.
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Net income attributable to common shareholders was $48.8 million, compared to $43.2 million in 2024.
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Earnings per share attributable to common shareholders - diluted was $17.91, compared to $15.66 in 2024.
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Adjusted earnings per share attributable to common shareholders - diluted2 was $11.56, compared to $12.92 in 2024.
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The Company returned approximately $44.1 million to its shareholders - $16.9 million through the repurchase of 120,081 common shares and $27.2 million through a dividend of $10.00 per common share.

The fourth quarter was punctuated with the announcement of our partnership with First Eagle. “This partnership is a testament to the strength and resilience of our business and delivers immediate value to our shareholders,” said Heather Brilliant, CEO of Diamond Hill. “Joining First Eagle, whose 160-year history reflects a deep commitment to client outcomes, is expected to position Diamond Hill for continued success over the long term. We are incredibly proud of what our team has accomplished and look forward to building an even stronger future as part of First Eagle.”

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1 Adjusts the financial measure calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for the impact of market movements on the deferred compensation liability and related economic hedges, and the impact of any mutual funds the Company consolidates. See the reconciliation to the comparable GAAP financial measure at the end of this earnings release.

2 Adjusts the financial measure calculated in accordance with GAAP for the impact of any mutual funds the Company consolidates and investment income related to certain other investments. See the reconciliation to the comparable GAAP financial measure at the end of this earnings release.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Selected Income Statement Data

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenue	$36,553	$39,121	(7)%	$147,098	$151,095	(3)%
Compensation and related costs, excluding deferred compensation expense	18,223	18,602	(2)%	72,467	74,589	(3)%
Deferred compensation expense	1,967	204	864%	6,095	4,776	28%
Other expenses	10,185	7,076	44%	31,800	27,838	14%
Total operating expenses	30,375	25,882	17%	110,362	107,203	3%
Net operating income	6,178	13,239	(53)%	36,736	43,892	(16)%
Investment income (loss), net	6,377	(3,261)	NM	30,545	15,119	102%
Net income before taxes	12,555	9,978	26%	67,281	59,011	14%
Income tax expense	(3,292)	(2,586)	27%	(17,921)	(15,833)	13%
Net income	9,263	7,392	25%	49,360	43,178	14%
Net income attributable to redeemable noncontrolling interest	15	—	NM	(598)	—	NM
Net income attributable to common shareholders	$9,278	$7,392	26%	$48,762	$43,178	13%

Earnings per share attributable to common shareholders - diluted	$3.41	$2.73	25%	$17.91	$15.66	14%

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Selected Assets Under Management and Assets Under Advisement Data

	Change in AUM and AUA
	For the Year Ended December 31,
(in millions)	2025	2024
AUM at beginning of the year	$30,012	$27,418
Net cash inflows (outflows)
Proprietary Funds	(613)	726
Separately managed accounts	(1,341)	(1,269)
Collective investment trusts	(306)	403
Other pooled vehicles	(481)	(149)
	(2,741)	(289)
Net market appreciation and income	2,111	2,883
Increase (decrease) during the year	(630)	2,594
AUM at end of the year	29,382	30,012
AUA at end of the year	1,580	1,913
Total AUM and AUA at end of year	$30,962	$31,925
Average AUM during the year	$30,039	$29,718
Average AUA during the year	1,797	1,892
Total Average AUM and AUA during the year	$31,836	$31,610

	Net Cash Inflows (Outflows) Further Breakdown
	For the Year Ended December 31,
(in millions)	2025	2024
Net cash inflows (outflows)
Equity	$(5,031)	$(2,544)
Fixed Income	2,290	2,255
	$(2,741)	$(289)

About Diamond Hill:

Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Non-GAAP Financial Measures and Reconciliation

As supplemental information, the Company is providing certain financial measures that are based on methodologies other than GAAP (“non-GAAP”). Management believes the non-GAAP financial measures below are useful measures of the Company’s core business activities, are important metrics in estimating the value of an asset management business, and help facilitate comparisons to Company operating performance across periods. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be used as a substitute for financial measures calculated in accordance with GAAP and may be calculated differently from similarly titled non-GAAP measures used by other companies. The following schedules reconcile the differences between financial measures calculated in accordance with GAAP and non-GAAP financial measures for 2025 and 2024. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as well as the Company’s condensed consolidated financial statements and related notes in its annual report on Form 10-K for the year ended December 31, 2025.

	Year Ended December 31, 2025
(in thousands, except percentages and per share data)	Total operating expenses	Net operating income	Total non- operating income (loss)	Income tax expense(4)	Net income attributable to common shareholders	Earnings per share attributable to common shareholders - diluted	Net operating profit margin
GAAP Basis	$110,362	$36,736	$30,545	$17,921	$48,762	$17.91	25%
Non-GAAP Adjustments:
Deferred compensation liability(1)	(6,095)	6,095	(6,095)	—	—	—	4%
Consolidated Funds(2)	—	215	(3,623)	(755)	(2,055)	(0.75)	—
Other investment income(3)	—	—	(20,827)	(5,597)	(15,230)	(5.60)	—

Adjusted Non-GAAP basis	$104,267	$43,046	$—	$11,569	$31,477	$11.56	29%

	Year Ended December 31, 2024
(in thousands, except percentages and per share data)	Total operating expenses	Net operating income	Total non- operating income (loss)	Income tax expense(4)	Net income attributable to common shareholders	Earnings per share attributable to common shareholders - diluted	Net operating profit margin
GAAP Basis	$107,203	$43,892	$15,119	$15,833	$43,178	$15.66	29%
Non-GAAP Adjustments:
Deferred compensation liability (1)	(4,776)	4,776	(4,776)	—	—	—	3%
Consolidated Funds(2)	—	28	199	61	165	0.06	—
Other investment income(3)	—	—	(10,542)	(2,825)	(7,717)	(2.80)	—

Adjusted Non-GAAP basis	$102,427	$48,696	$—	$13,069	$35,626	$12.92	32%

(1) This non-GAAP adjustment removes the compensation expense resulting from market valuation changes in the Company’s deferred compensation plans’ liability and the related net gains/losses on investments designated as an economic hedge against the related liability. Amounts deferred under the deferred compensation plans are adjusted for appreciation/depreciation of investments chosen by participants. The Company believes it is useful to offset the non-operating investment income or loss realized on the hedges against the related compensation expense and remove the net impact to help readers understand the Company’s core operating results and to improve comparability from period to period.

(2) This non-GAAP adjustment removes the impact that the consolidation of majority owned mutual funds has on the Company’s GAAP consolidated statements of income. Specifically, the Company adds back the operating expenses and subtracts the investment income of the mutual funds the Company consolidates. The adjustment to net operating income represents the operating expenses of the consolidated mutual funds, net of the elimination of related management and administrative fees. The adjustment to net income attributable to common shareholders represents the net income of the consolidated mutual funds, net of redeemable non-controlling interests. The Company believes removing the impact of the consolidated mutual funds helps readers understand its core operating results and improves comparability from period to period.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

(3) This non-GAAP adjustment represents the net gains or losses earned on the Company’s non-consolidated investment portfolio that are not designated as economic hedges of the Company's deferred compensation plans’ liability, non-consolidated seed investments, and other investments. The Company believes adjusting for these non-operating income or loss items helps readers understand the Company’s core operating results and improves comparability from period to period.

(4) The income tax expense impacts were calculated and resulted in the overall non-GAAP effective tax rates of 26.9% for 2025 and 26.8% for 2024.

The Company does not recommend that investors consider non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Cautionary Note Regarding Forward-Looking Statements

Throughout this press release, the Company may make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “PSLR Act”), Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are provided under the “safe harbor” protection of the PSLR Act of 1995. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and levels of AUM or AUA, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “would,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend,” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals, or targets are also forward-looking statements. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, the Company’s actual results and experiences may differ materially from the anticipated results or other expectations expressed in its forward-looking statements.

Factors that could cause the Company’s actual results or experiences to differ materially from those expressed or implied by the forward-looking statements are discussed under Part I, Item 1A (Risk Factors) and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. These factors include, but are not limited to: (i) declines or volatility in the Company’s AUM or AUA, whether due to market conditions, investment performance, client withdrawals, asset allocation decisions, or otherwise; (ii) the loss, renegotiation, non-renewal, or termination of investment advisory or administration agreements, including as a result of the pending merger or client consent requirements; (iii) risks related to, or the failure to consummate, the proposed acquisition of the Company by First Eagle Investment Management, LLC, including the failure to obtain required approvals or client consents, delays in completion, transaction-related costs, restrictions on operations prior to closing, disruption to business relationships, shareholder litigation, or failure to realize anticipated benefits; (iv) damage to the Company’s reputation or adverse public perception; (v) failure to comply with investment guidelines, fiduciary obligations, regulatory requirements, or other contractual obligations; (vi) intense competition within the investment management industry, including from firms with greater resources or lower-fee or passive investment offerings; (vii) industry trends toward lower fee products, passive strategies, and model portfolio arrangements that may adversely impact revenues; (viii) adverse legal, regulatory, tax, or accounting developments or increased compliance costs; (ix) cybersecurity incidents, technology failures, or disruptions involving the Company or third-party service providers; (x) operational risks, including errors, systems interruptions, employee misconduct, or inadequate risk management controls; (xi) the Company’s ability to adapt to technological change, including the effective and responsible development and use of artificial intelligence (“AI”) and compliance with evolving AI-related regulations; (xii) losses on the Company’s investments or fluctuations in investment income; (xiii) limitations on access to capital or increased costs of financing; (xiv) losses or liabilities not covered by insurance; (xv) adverse changes in interest rates, inflation, credit conditions, or capital markets; (xvi) changes in domestic or global economic, political, or geopolitical conditions, including political uncertainty and economic nationalism; (xvii) the effects of natural disasters, pandemics, or other catastrophic or unpredictable events; and (xviii) other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

In light of the significant uncertainties in forward-looking statements, the inclusion of such information should not be regarded as a representation by the Company or any other person that its expectations, objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company and speak only as of the date hereof. Readers are cautioned not to place undue reliance on forward-looking statements. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect it. The Company assumes no obligation to update any forward-looking statements after the date they are made, whether as a result of new information, future events or developments or otherwise, except as required by law, although it may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com